5






             SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                          FORM 8-K

                       CURRENT REPORT


              Pursuant to Section 13 or 15 (d)
           of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                      January 20, 1998


                COMMUNITY TRUST BANCORP, INC.
   (Exact name of registrant as specified in its charter)

     Kentucky             0-11129            61-0979818
     (State or other    (Commission       (IRS Employer
     jurisdiction of    File Number)     Identification
     incorporation)                           No.)

     208 North Mayo Trail
     Pikeville, Kentucky                          41501
     (Address of principal executive offices)   (Zip Code)

     Registrant's telephone number, including area code:
                        (606) 432-1414

                       Not Applicable
     (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

     Community Trust Bancorp, Inc. has entered into definitive agreements with Peoples Banking and Trust
Company, a subsidiary of Peoples Bancorp Inc., Marietta,
Ohio and a subsidiary of United Bankshares, Inc., Charles
Town, West Virginia to sell seven of the seventeen West
Virginia offices it is acquiring from Bank One.

     See Exhibit 1.

                         Signatures

     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                             Community Trust Bancorp, Inc.




January 27, 1998             By:  Burlin Coleman
                             Burlin Coleman
                             President and
                             Chief Executive Officer

                      INDEX TO EXHIBITS


Exhibit                                         Sequentially Numbered Pages

1         Community Trust Bancorp, Inc.                  5
          Press Release dated January 20, 1998

FOR IMMEDIATE RELEASE
JANUARY 20, 1998

FOR FURTHER INFORMATION CONTACT BURLIN COLEMAN, CHAIRMAN,
COMMUNITY TRUST BANCORP, INC., AT 606-437-3276


     Community Trust Bancorp, Inc. has entered into agreements to sell seven of the seventeen West Virginia offices it is acquiring from Bank One. Five offices located in Point Pleasant and New Martinsville with total deposits of approximately $125,000,000 will be sold to Peoples Banking and Trust Company, a subsidiary of Peoples Bancorp Inc., Marietta, Ohio, and two offices located in Charles Town and Shepardstown with approximately $67,000,000 in deposits will be sold to a subsidiary of United Bankshares, Charles Town, West Virginia. This announcement came from Burlin Coleman, Chairman.

     Mr. Coleman said these offices located along the Ohio border and in the Washington D.C. area are the farthest away from Community Trust Bancorp, Inc. offices in Pikeville, Kentucky. This leaves Community Trust with seven offices located in Fort Gay, Hamlin, Williamson, and Summersville with approximately $220,000,000 in deposits all of which can be easily serviced from Pikeville. In its previous announcement, Community Trust stated that Premier Financial Bancorp, Georgetown, Kentucky, was acquiring three offices located in Madison and Phillipi.

     Both transactions are subject to regulatory approval.

     Community Trust Bancorp, Inc. is a $1.8 billion bank and thrift holding company based in Pikeville, Kentucky.
Its stock trades on the NASDAQ under the symbol CTBI.